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                                                                    EXHIBIT 3.96

                                                                         [STAMP]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 OII GROUP, INC.

                     --------------------------------------

                    Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware

                     ---------------------------------------

     We, the Vice President and Assistant Secretary of OII Group, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

     FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:

     By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:

     "FIRST: The name of the Corporation is:

          Owens-Illinois Group, Inc."

     SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the written consent of the sole stockholder in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, we have signed this certificate this 23rd day of March,
1987.

                                                            /s/ James H. Greene
                                                            --------------------
                                                            James H. Greene, Jr.
                                                            Vice President

ATTEST:

/s/ Edward A. Gilhuly
-----------------------
Edward A. Gilhuly
Assistant Secretary